Filed Pursuant to Rule 433
Registration No. 333-233354

Pricing Term Sheet

Senior Fixed-to-Floating Rate Notes due 2024

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$900,000,000 0.849% senior fixed-to-floating rate notes due 2024

Issue Price:	100.000%

Maturity Date:	September 8, 2024

Fixed Rate Period:	From and including September 8, 2020 to, but excluding, September 8, 2023

Floating Rate Period:	From and including September 8, 2023 to, but excluding, the Maturity Date

Treasury Benchmark:	3-year U.S. Treasury, 0.125% due August 15, 2023

Treasury Benchmark Price / Yield:	99-29 3/4 / 0.149%

Spread to Treasury Benchmark:	70 basis points

Reoffer Yield:	0.849%

Fixed Rate Coupon:	0.849%, payable semiannually in arrears during the Fixed Rate Period

Floating Rate Coupon:	A per annum rate equal to a benchmark rate, which is initially three-month U.S. Dollar LIBOR, plus 0.61%, payable quarterly in arrears during the Floating Rate Period; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in the preliminary prospectus supplement) have occurred with respect to three-month U.S. Dollar LIBOR or the then-current benchmark rate, then the benchmark rate shall be the applicable Benchmark Replacement (as defined in the preliminary prospectus supplement) as determined pursuant to the benchmark transition provisions set forth in the preliminary prospectus supplement.

Interest Payment Dates during the Fixed Rate Period:	March 8 and September 8 of each year, starting on March 8, 2021 and ending on September 8, 2023

Interest Payment Dates during the Floating Rate Period:	December 8, 2023 and March 8, June 8 and September 8, 2024

Day Count:	30/360 during the Fixed Rate Period, ACT/360 during the Floating Rate Period

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 1, 2020

Settlement Date:	September 8, 2020 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Optional Redemption:	The Issuer may redeem the Notes, at its option, in whole, but not in part, on September 8, 2023, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc.

Joint Lead Manager:	J.P. Morgan Securities LLC

Senior Co-Managers:	Citigroup Global Markets Inc., Natixis Securities Americas LLC

Co-Managers:	Daiwa Capital Markets America Inc., BNY Mellon Capital Markets, LLC, CastleOak Securities, L.P., CIBC World Markets Corp., Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, Danske Markets Inc., The Governor and Company of the Bank of Ireland, ING Financial Markets LLC, KKR Capital Markets LLC, Loop Capital Markets LLC, Mischler Financial Group, Inc., R. Seelaus & Co., LLC, Samuel A. Ramirez & Company, Inc., Santander Investment Securities Inc., Siebert Williams Shank & Co., LLC, Société Générale, UBS Securities LLC

CUSIP:	60687Y BJ7

ISIN:	US60687YBJ73

Common Code:	222735408

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or Goldman Sachs & Co. LLC, at 1-212-902-1171.

Pricing Term Sheet

Senior Fixed-to-Floating Rate Notes due 2031

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$800,000,000 1.979% senior fixed-to-floating rate notes due 2031

Issue Price:	100.000%

Maturity Date:	September 8, 2031

Fixed Rate Period:	From and including September 8, 2020 to, but excluding, September 8, 2030

Floating Rate Period:	From and including September 8, 2030 to, but excluding, the Maturity Date

Treasury Benchmark:	10-year U.S. Treasury, 0.625% due August 15, 2030

Treasury Benchmark Price / Yield:	99-15+ / 0.679%

Spread to Treasury Benchmark:	130 basis points

Reoffer Yield:	1.979%

Fixed Rate Coupon:	1.979%, payable semiannually in arrears during the Fixed Rate Period

Floating Rate Coupon:	A per annum rate equal to a benchmark rate, which is initially three-month U.S. Dollar LIBOR, plus 1.27%, payable quarterly in arrears during the Floating Rate Period; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in the preliminary prospectus supplement) have occurred with respect to three-month U.S. Dollar LIBOR or the then-current benchmark rate, then the benchmark rate shall be the applicable Benchmark Replacement (as defined in the preliminary prospectus supplement) as determined pursuant to the benchmark transition provisions set forth in the preliminary prospectus supplement.

Interest Payment Dates during the Fixed Rate Period:	March 8 and September 8 of each year, starting on March 8, 2021 and ending on September 8, 2030

Interest Payment Dates during the Floating Rate Period:	December 8, 2030 and March 8, June 8 and September 8, 2031

Day Count:	30/360 during the Fixed Rate Period, ACT/360 during the Floating Rate Period

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 1, 2020

Settlement Date:	September 8, 2020 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Optional Redemption:	The Issuer may redeem the Notes, at its option, in whole, but not in part, on September 8, 2030, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc.

Joint Lead Manager:	J.P. Morgan Securities LLC

Senior Co-Managers:	Citigroup Global Markets Inc., Natixis Securities Americas LLC

Co-Managers:	Daiwa Capital Markets America Inc., BNY Mellon Capital Markets, LLC, CastleOak Securities, L.P., CIBC World Markets Corp., Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, Danske Markets Inc., The Governor and Company of the Bank of Ireland, ING Financial Markets LLC, KKR Capital Markets LLC, Loop Capital Markets LLC, Mischler Financial Group, Inc., R. Seelaus & Co., LLC, Samuel A. Ramirez & Company, Inc., Santander Investment Securities Inc., Siebert Williams Shank & Co., LLC, Société Générale, UBS Securities LLC

CUSIP:	60687Y BL2

ISIN:	US60687YBL20

Common Code:	222735432

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or Goldman Sachs & Co. LLC, at 1-212-902-1171.

Pricing Term Sheet

Senior Floating Rate Notes due 2024

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$300,000,000 senior floating rate notes due 2024

Issue Price:	100.000%

Maturity Date:	September 8, 2024

Interest Rate:	A per annum rate equal to a benchmark rate, which is initially three-month U.S. Dollar LIBOR, plus 0.61%, payable quarterly in arrears; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in the preliminary prospectus supplement) have occurred with respect to three-month U.S. Dollar LIBOR or the then-current benchmark rate, then the benchmark rate shall be the applicable Benchmark Replacement (as defined in the preliminary prospectus supplement) as determined pursuant to the benchmark transition provisions set forth in the preliminary prospectus supplement.

Interest Payment Dates:	March 8, June 8, September 8 and December 8 of each year, starting on December 8, 2020

Day Count:	ACT/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 1, 2020

Settlement Date:	September 8, 2020 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Optional Redemption:	The Issuer may redeem the Notes, at its option, in whole, but not in part, on September 8, 2023, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc.

Joint Lead Manager:	J.P. Morgan Securities LLC

Senior Co-Managers:	Citigroup Global Markets Inc., Natixis Securities Americas LLC

Co-Managers:	Daiwa Capital Markets America Inc., BNY Mellon Capital Markets, LLC, CastleOak Securities, L.P., CIBC World Markets Corp., Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, Danske Markets Inc., The Governor and Company of the Bank of Ireland, ING Financial Markets LLC, KKR Capital Markets LLC, Loop Capital Markets LLC, Mischler Financial Group, Inc., R. Seelaus & Co., LLC, Samuel A. Ramirez & Company, Inc., Santander Investment Securities Inc., Siebert Williams Shank & Co., LLC, Société Générale, UBS Securities LLC

CUSIP:	60687Y BM0

ISIN:	US60687YBM03

Common Code:	222735459

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or Goldman Sachs & Co. LLC, at 1-212-902-1171.